Exhibit 10.14
                       AMENDMENT NO. 1 TO
                    ASSET PURCHASE AGREEMENT


          Amendment No. 1 dated as of September 30, 1994 (the "Amendment"), to Asset Purchase Agreement dated as of June 17, 1994 (the "Agreement"), by and among SWIFT TRANSPORTATION CO., INC., a Nevada corporation ("Swift"), SWIFT TRANSPORTATION CO., INC., an Arizona corporation and a wholly-owned subsidiary of Swift ("Swift-Az" and, together with Swift, "Purchaser"), MARK VII, INC., a Missouri corporation formerly known as MNX INCORPORATED ("Mark VII"), MNX CARRIERS, INC., a Delaware corporation and a wholly-owned subsidiary of Mark VII ("Carriers"), and MISSOURI-NEBRASKA EXPRESS, INC., an Iowa corporation and a wholly-owned subsidiary of Carriers ("Mo-Neb"). Mark VII, Carriers and Mo-Neb are sometimes collectively referred to herein as "Seller". Unless otherwise provided herein, terms used herein shall have the meanings ascribed to them in the Agreement.

                      W I T N E S S E T H:

          WHEREAS, on June 17, 1994, Purchaser and Seller entered into the Agreement providing for the sale of certain assets of Seller to Purchaser; and

          WHEREAS, Seller and Purchaser desire to amend the Agreement as provided for herein.

          NOW, THEREFORE, in consideration of the foregoing recitals, the terms set forth herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

          SECTION 1. JUNE 30, 1994 BECOMES JULY 2, 1994. The Agreement is hereby amended to delete the reference to the date "June 30" in Sections 6.3(b)(ii), 6.7(b) and 6.7(c) of the Agreement and to insert the date "July 2" therein.

          SECTION 2. JULY 1, 1994 BECOMES JULY 3, 1994. The Agreement is hereby amended to delete the references to the date "July 1" in Sections 6.1, 6.2(d) and 6.2(g) of the Agreement and to insert the date "July 3" therein.

          SECTION 3. SECTION 2.2(A) AMENDMENT. Section 2.2(a) shall be deleted in its entirety and the following inserted in its place:

          "SECTION 2.2   PURCHASE PRICE; ASSUMED LIABILITIES.

               (a) Purchase Price. The cash portion of the Purchase Price, as calculated pursuant to this Section 2.2(a), shall be payable at Closing by wire transfer. The cash portion of the Purchase Price shall equal $9,097,915, which is the sum of:

                         (i) $38,792,568 (representing the previously agreed equipment value of $38,781,565, less one missing tractor valued at $56,997, plus eight trailers valued at $68,000); plus

                         (ii) $1,847,459, which is the value of the Inventory, Licenses and Prepaid Assets as of July 2, 1994 (subject to post-closing adjustment of the parts inventory based on mutual agreement of Seller and Purchaser); minus

                         (iii)  $31,161,420 (representing the Assumed
          Liabilities as determined between the parties in accordance with
          Schedule 2.2(a)(iii) hereto, which is incorporated herein by reference and made a part hereof); minus

                         (iv) $380,692 (representing the obligation for drivers' vacation pay assumed by Purchaser under Section 6.3(b))."

          SECTION 4. SECTION 2.2(B) AMENDMENT. Section 2.2(b) is amended to insert "(i)" at the beginning thereof, and to insert, as Section 2.2(b)(ii) the following:

     "In the event that Safeco Credit Company remits to Purchaser any portion of the prepayment penalty paid by Purchaser to Safeco Credit Company in connection with the pay-off of the Safeco Credit Company leases, then all such amounts, up to $213,153, shall be promptly paid by Purchaser to Seller."

          SECTION 5. DEPOSIT. Section 2.2(c) of the Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

                         "(a) Deposit. (i) Purchaser shall deposit $3,000,000 in cash (the "Deposit") with an escrow agent pursuant to the terms of the Escrow Agreement, such Deposit to be credited against the amount payable in Section 2.2(a) above. The Deposit shall be refunded to Purchaser only in the event this Agreement is terminated pursuant to
          Section 9.1. Interest earned on the Deposit shall be paid to Purchaser on the Closing Date or any refund of the Deposit to Purchaser in accordance with the preceding sentence.

                         (ii) The parties acknowledge that the purpose of the Deposit is to secure the performance of this Agreement by Purchaser. In the event this Agreement is terminated as a result of a breach by Purchaser, Seller shall be entitled to the Deposit as liquidated damages and as Seller's sole remedy for the failure of Purchaser to close; provided, that the foregoing shall in no manner whatsoever limit or otherwise affect Seller's rights under Section 8.2 to indemnification by Purchaser for liabilities caused Seller by Purchaser other than liabilities which relate directly to Purchaser's failure to close."

          SECTION 6. SECTION 6.2 AMENDMENT. (a) Section 6.2 of the Agreement is hereby amended as follows:

                         (i) Section 6.2(a) of the Agreement is hereby amended to delete the words "the earliest of" in the first sentence thereof.

                         (ii) Section 6.2(a) of the Agreement is hereby amended to add the following proviso at the end of the second sentence thereof: "; provided, further, that risk management services shall continue to be furnished to Mo-Neb during the Management Period on substantially the same terms and conditions as they are currently furnished to Mo-Neb".

                         (iii) Section 6.2(c) of the Agreement is hereby amended to insert "(i)" before the first sentence thereof, and to add the following at the end of such section:

                           "(ii)   During the Management Period:  (A) Purchaser
          shall be entitled to use without charge the personal property owned by Mo-Neb and located at the Facility; provided, however, that Purchaser shall maintain such property in the same condition in which it was received, normal wear and tear excepted; and (B) Purchaser shall be entitled to use personal property not owned by Mo-Neb but located at the Facility, including, without limitation, computers, telephones and other office equipment, and Purchaser shall pay all lease payments due during the Management Period with respect to such personal property. At the end of the Management Period, regardless of whether the Closing has theretofore occurred, unless Purchaser has (1) elected to purchase from Mo-Neb the personal property owned by Mo-Neb and located at the Facility on terms satisfactory to Mo-Neb and (2) assumed all obligations under any lease or otherwise, and indemnified Seller therefor, with respect to personal property not owned by Mo-Neb but located at the Facility, Mo-Neb may remove any or all of such personal property from portions of the Facility occupied by Purchaser and may dispose of such property in its discretion."

          (b) The first sentence of Section 26 of Exhibit B is hereby amended to delete the word "not" between the words "shall" and "store".

          SECTION 7. SECTION 6.2(D) SCHEDULE. Attached hereto as Schedule 6.2(d) is the calculation of the amounts due from Seller to Purchaser as of Closing pursuant to Section 6.2(d) of the Agreement, as agreed to by Seller and Purchaser. Schedule 6.2 is incorporated herein by reference and made a part hereof for all purposes.

          SECTION 8. SECTION 6.3 AMENDMENT. Section 6.3(b)(iii) of the Agreement is hereby amended to insert ", other than those key non-driver employees set forth on Schedule 6.3(b)(iv) hereof," after the first instance of the word "Mo-Neb" in the first sentence thereof. Also, such section is hereby amended by inserting the word "such" after the first instance of the word "any" in the second sentence of such section. New Section 6.3(b)(iv) is hereby added to the Agreement:

                         "(iv) Purchaser has identified those individuals listed on Schedule 6.3(b)(iv) hereof as key non-driver employees. Purchaser shall pay the bonus set forth next to each such individual's name on Schedule 6.3(b)(iv) to each such individual who remains continuously employed by Purchaser from the Closing through the second anniversary date of the Closing. Seller shall reimburse Purchaser for the payment of each bonus after such respective key non-driver employee has been continuously employed by Purchaser through the second anniversary date of the Closing and the Purchaser has notified the Seller that such bonus has been paid. In no event shall Seller be responsible for the reimbursement of an amount in excess of each individual bonus set forth on Schedule 6.3(b)(iv)."

          Section 6.3(c) is hereby amended to insert the phrase "employed by Seller" in lieu of the phrase "in place of" and the phrase "for their inconvenience during the transition of operations from Seller to Purchaser" is hereby inserted at the end of such Section 6.3(c).

          SECTION 9. SECTION 6.7 AMENDMENT. Section 6.7 of the Agreement is hereby supplemented as follows:

                    (i) Section 6.7(d) is hereby added to the Agreement as follows:

                    "(d)      (i)  Seller shall pay to Purchaser the overhaul
          costs incurred by Purchaser for those tractors that are part of the Equipment that have odometer readings in excess of 500,000 miles as of the commencement of the Management Period, such amounts being agreed to by Seller and Purchaser as $187,864 (subject to post-closing audit by Seller in accordance with the methodology set forth in Exhibit 6.7(d) (I)), and (ii) Purchaser shall pay the overhaul costs on any and all tractors that are part of the Equipment if such tractors attain the 500,000 mile mark during the Management Period or thereafter."

          SECTION 10. PURCHASER ACKNOWLEDGEMENT. Pursuant to the Equipment review contemplated by Section 6.7(b) and (c) of the Agreement:

                    (i) Purchaser and Seller acknowledge that $48,160 (subject to post-closing audit by Seller) is due from Seller to Purchaser on account of repairs to Equipment under the good repair and condition warranty contained in Section 5.7(a) of the Agreement and the terms of the leases to which the Equipment are subject relating to roadworthiness, tire condition and body damage upon turn-in of such Equipment so turned in; and

                         (ii) Purchaser and Seller acknowledge that no amounts are due from Seller to Purchaser on account of excess mileage on tractors as allowed by the respective leases relating thereto.

          SECTION 11. SECTION 6.17 AMENDMENT. Section 6.17 of the Agreement is supplemented to add the following sentence to the end of such section:
"Purchaser shall provide to Seller satisfactory evidence of the payment of such federal highway use tax for each of the second, third and fourth fiscal quarters of the fiscal year beginning July 1, 1994 promptly following the due date of each such payment."

          SECTION 12. COMPLETE AMENDMENT, ETC. This Amendment sets forth the entire understanding of the parties hereto with respect to the specific matters set forth herein. The Agreement and this Amendment shall not be further amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous understandings between or among the parties regarding the subject hereof whether written or oral, are superseded by this Amendment.

          SECTION 13. GOVERNING LAW. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Missouri, without giving effect to the choice of law provisions thereof.

          SECTION 14. COUNTERPARTS. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the date first written.

                              SWIFT TRANSPORTATION CO., INC.,
                              a Nevada corporation


                              By: /s/ William F. Riley III
                                   William F. Riley III
                                   Executive Vice President


                              SWIFT TRANSPORTATION CO., INC.,
                              an Arizona corporation


                              By: /s/ William F. Riley III
                                   William F. Riley III
                                   Executive Vice President


                              MARK VII, INC.


                              By: /s/ J. Michael Head
                                   J. Michael Head
                                   Executive Vice President


                              MNX CARRIERS, INC.


                              By: /s/ Howard Petersen
                                   Howard Petersen, President


                              MISSOURI-NEBRASKA EXPRESS, INC.


                              By: /s/ Howard Petersen
                                   Howard Petersen, President